Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-254015

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Maximum aggregate offering price	Amount of registration fee
Common Stock, par value $1.00	$1,469,700,000(1)	$160,344.27(2)

(1)	Assuming exercise in full of the underwriters’ over-allotment option.
(2)	The filing fee of $160,344.27 is calculated in accordance with Rule 457(r) of the Securities Act of 1933.

PROSPECTUS SUPPLEMENT

To prospectus dated March 8, 2021

9,000,000 shares

Arthur J. Gallagher & Co.

Common Stock

We are offering 9,000,000 shares of our common stock, $1.00 par value per share.

Our common stock is listed on the New York Stock Exchange under the symbol “AJG”. The last reported sale price of our common stock on the New York Stock Exchange on May 11, 2021 was $148.46 per share. You are urged to obtain current market data and should not use the market price as of May 11, 2021 as a prediction of the future market price of our common stock.

	Per share	Total
Public offering price	$142.0000	$1,278,000,000
Underwriting discounts and commissions	$3.1950	$28,755,000
Proceeds, before expenses, to us	$138.8050	$1,249,245,000

We have granted the underwriters an option for a period of 30 days from the date of this prospectus supplement to purchase up to 1,350,000 additional shares of common stock from us. If the underwriters exercise this option in full, the total underwriting discounts and commissions will be $33,068,250 and total proceeds, before expenses, to us will be $1,436,631,750.

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-9 of this prospectus supplement and on page 3 of the accompanying prospectus. You should also consider the risk factors described in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, including the risk factors described in our Annual Report on Form 10-K.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares of our common stock to purchasers on May 17, 2021.

Sole Book-Running Manager

Morgan Stanley

Co-Managers

BofA Securities	Deutsche Bank Securities	Keefe, Bruyette Woods, A Stifel Company	Truist Securities	Wells Fargo Securities

William Blair	Piper Sandler	RBC Capital Markets	Dowling & Partners Securities, LLC	Raymond James

The date of this prospectus supplement is May 12, 2021.

Prospectus Supplement

Prospectus

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference therein or that is contained in any free writing prospectus prepared by us or on our behalf. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We and the underwriters take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you. We are not, and the underwriters are not, making an offer to sell the common stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus and in the documents incorporated by reference herein and therein or that is contained in any free writing prospectus issued by us is accurate only as of their respective dates. Our business, financial condition, results of operation and prospects may have changed since those dates.

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PRIIPs REGULATION/ PROSPECTUS DIRECTIVE/ PROHIBITION OF SALES TO EEA RETAIL INVESTORS—The common stock is not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the common stock or otherwise making it available to retail investors in the EEA has been prepared and therefore offering or selling the common stock or otherwise making it available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

UK PRIIPs REGULATION/ PROHIBITION OF SALES TO UK RETAIL INVESTORS—The shares of common stock are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018, as amended by the European Union (Withdrawal Agreement) Act 2020 (“EUWA”); or (ii) a customer within the meaning of the provisions of the UK’s Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of the Prospectus Regulation as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). Consequently, no key information document required by the PRIIPs Regulation as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the shares of common stock or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the shares of common stock or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

NOTICE TO PROSPECTIVE INVESTORS IN THE UK—This prospectus supplement and the accompanying prospectus and any other material in relation to the shares of common stock are only being distributed to, and are only directed at, persons in the UK that are (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”), or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Articles 49(2)(a) to (d) of the Order, or (iii) persons to whom it would otherwise be lawful to distribute them (each such persons being referred to as a “relevant person”). This prospectus supplement and the accompanying prospectus and their contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by any recipients to any other persons in the UK. The shares of common stock is only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such common stock will be engaged in only with, relevant persons. Any person in the UK that is not a relevant person should not act or rely on this prospectus supplement and/or the accompanying prospectus or any of their contents. The shares of common stock are not being offered to the public in the UK.

This prospectus supplement and the accompanying prospectus have not been approved for the purposes of Section 21 of the FSMA by a person authorized under FSMA. This prospectus supplement and the accompanying prospectus are being distributed and communicated to persons in the UK only in circumstances in which Section 21(1) of FSMA does not apply to us.

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ABOUT THIS PROSPECTUS SUPPLEMENT

We provide information to you about the common stock in two separate documents: (1) this prospectus supplement, which describes the specific terms of the common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in that prospectus and (2) the accompanying prospectus, which provides general information about securities we may offer from time to time, including securities other than the common stock being offered by this prospectus supplement. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement.

It is important for you to read and consider all of the information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. You also should read and consider the information in the documents we have referred you to in “Where You Can Find Additional Information” in this prospectus supplement and the accompanying prospectus.

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find additional related discussions. The table of contents in this prospectus supplement provides the pages on which these captions are located.

Unless otherwise indicated or the context otherwise requires, references in this prospectus supplement to the “Company,” “we,” “our,” and “us” refer to both Arthur J. Gallagher & Co. and its consolidated subsidiaries, and “AJG” refers to Arthur J. Gallagher & Co., a Delaware corporation. The term “you” refers to a prospective investor.

S-iii

CAUTIONARY STATEMENTS REGARDING

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents they incorporate by reference, contain certain statements related to future results, or state our intentions, beliefs and expectations or predictions for the future, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to expectations or forecasts of future events and use words such as “anticipate,” “believe,” “estimate,” “expect,” “contemplate,” “forecast,” “project,” “intend,” “plan,” “potential,” and other similar terms, and future or conditional tense verbs like “could,” “may,” “might,” “see,” “should,” “will” and “would.” You can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. For example, we may use forward-looking statements when addressing topics such as: statements regarding expected benefits of the proposed WTW Transaction; the expected consideration to be paid in the proposed WTW Transaction; the expected revenue, EPS (including adjusted EPS excluding clean energy), and EBITDAC impacts of the proposed WTW Transaction; the size and status of the combined organization within various jurisdictions following the proposed WTW Transaction; required regulatory approvals for the proposed WTW Transaction; the expected timing of the completion of the proposed WTW Transaction; expected duration and costs of integration; the anticipated financing of the proposed WTW Transaction; market and industry conditions, including competitive and pricing trends; acquisition strategy including the expected size of our acquisition program; the expected impact of acquisitions and dispositions; the development and performance of our services and products; changes in the composition or level of our revenues or earnings; our cost structure and the size and outcome of cost-saving or restructuring initiatives; future capital expenditures; future debt levels and anticipated actions to be taken in connection with maturing debt; future debt to earnings ratios; the outcome of contingencies; dividend policy; pension obligations; cash flow and liquidity; capital structure and financial losses; future actions by regulators; the outcome of existing regulatory actions, investigations, reviews or litigation; the impact of changes in accounting rules; financial markets; interest rates; foreign exchange rates; matters relating to our operations; income taxes, expectations regarding our investments, including our clean energy investments; human capital management, including diversity and inclusion initiatives; environmental, social and governance matters, including climate- resilience products and services and carbon emissions; and integrating recent acquisitions. These forward- looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from either historical or anticipated results depending on a variety of factors.

Potential factors that could impact results include:

•	Risks related to the integration of the operations, businesses and assets acquired in the proposed WTW Transaction into the Company;

•

The possibility that the proposed WTW Transaction is not completed when expected or at all because required regulatory approvals are not received or other conditions to the closing are not satisfied on a timely basis or at all;

•	The risk that the financing required to fund the proposed WTW Transaction is not obtained on the terms anticipated or at all;

•	Potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the proposed WTW Transaction;

•

The possibility that our estimates of lost revenue in the operations acquired in the proposed WTW Transaction from breakage due to departing key brokers and other employees and the loss of clients are incorrect and actual lost revenue is greater than expected;

•

The possibility that the anticipated benefits of the proposed WTW Transaction, including cost savings and expected synergies, are not realized when expected or at all, including as a result of the impact of, or issues arising from, the integration of the acquired operations;

S-iv

•

The increased legal and regulatory complexity of entering additional geographic markets, including the risks associated with the labor and employment law frameworks in certain countries where the Company does not currently operate;

•	Conditions imposed in order to obtain required regulatory approvals for the proposed WTW Transaction;

•

Uncertainties in the global economy and equity and credit markets and their potential impact on the Company’s ability to finance the proposed WTW Transaction on acceptable terms, at favorable pricing, in a timely manner, or at all;

•	The possibility that the proposed WTW Transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events;

•	Diversion of management’s attention from ongoing business operations and opportunities;

•	The inability to retain certain key employees of the operations acquired in the proposed WTW Transaction or the Company;

•	Risks associated with increased leverage from the proposed WTW Transaction;

•	Competitive responses to the proposed WTW Transaction;

•	Uncertainties as to the timing of the consummation of the proposed WTW Transaction and the ability of each party to consummate the proposed WTW Transaction;

•	That financial information subsequently presented for the business acquired in the proposed WTW Transaction in our subsequent public filings may be different from that presented herein;

•	The ongoing COVID-19 pandemic, including its effect on the economy, our employees, our clients, the regulatory environment and our operations;

•

The current or a future economic downturn or unstable economic conditions, whatever the cause, including the effects of the COVID-19 pandemic, or other factors like Brexit, worsening international relations, tariffs, trade wars, political violence and unrest in the U.S. or around the world, or climate change and other long-term environmental, social and governance matters and global health risks;

•	Volatility or declines in premiums or other adverse trends in the insurance industry;

•	Competitive pressures, including as a result of innovation, in each of our businesses;

•

Risks that could negatively affect the success of our acquisition strategy, including the impact of current economic uncertainty on our ability to source, review and price acquisitions, continuing consolidation in our industry and growing interest in acquiring insurance brokers on the part of private equity firms and newly public insurance brokers, which could make it more difficult to identify targets and could make them more expensive, the risk that we may not receive timely regulatory approval of desired transactions, execution risks, integration risks, poor cultural fit, the risk of post-acquisition deterioration leading to intangible asset impairment charges, and the risk we could incur or assume unanticipated liabilities such as cybersecurity issues or those relating to violations of anti-corruption and sanctions laws;

•	Failure to successfully and cost-effectively integrate recently acquired businesses and their operations or fully realize synergies from such acquisitions in the expected time frame;

•

Cyber attacks or other cybersecurity incidents including the ransomware incident referred to in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021 under “Update on Ransomware Incident”; improper disclosure of confidential, personal or proprietary data; and changes to laws and regulations governing cybersecurity and data privacy;

•

Risks arising from changes in U.S. or foreign tax laws, including the current U.S. president’s administration’s potential reversal of all or part of the U.S. Tax Cuts and Jobs Act 2017 (which we refer to as the TCJA) and related regulations;

S-v

•	Uncertainty from the expected discontinuance of LIBOR;

•	Our failure to attract and retain experienced and qualified talent, including our senior management team, and the risk of our CEO or another senior executive contracting COVID-19;

•

Risks arising from our international operations, including the risks posed by political and economic uncertainty in certain countries (such as the risks posed by Brexit), risks related to maintaining regulatory and legal compliance across multiple jurisdictions (such as those relating to violations of anti-corruption, sanctions and privacy laws), rising global tensions and protectionism, and risks arising from the complexity of managing businesses across different time zones, languages, geographies, cultures and legal regimes that conflict with one another at times;

•

Risks particular to our risk management segment, including reduced economic activity due to COVID-19 further reducing claim activity, any slowing of the trend toward outsourcing claims administration, and the concentration of large amounts of revenue with certain clients;

•

Risks particular to our benefit consulting operations, including reduced economic activity due to COVID-19 further reducing fee revenue from special projects and risks to the business posed by potential changes to health legislation under the current U.S. president’s administration;

•	The higher level of variability inherent in contingent and supplemental revenues versus standard commission revenues, particularly in light of the changed revenue recognition accounting standard;

•	Sustained increases in the cost of employee benefits;

•	A disaster or other significant disruption to business continuity, including natural disasters and political violence and unrest in the U.S. or elsewhere around the world;

•	Damage to our reputation including as a result of environmental, social and governance matters;

•	Climate risks, including the risk of a systemic economic crisis and disruptions to our business caused by the transition to a low-carbon economy;

•

Our failure to apply technology effectively in driving value for our clients through technology-based solutions, or failure to gain internal efficiencies and effective internal controls through the application of technology and related tools;

•

Our failure to comply with regulatory requirements, including those related to governance and control requirements in particular jurisdictions, international sanctions, or a change in regulations or enforcement policies that adversely affects our operations (for example, relating to insurance broker compensation methods);

•

Violations or alleged violations of the U.S. Foreign Corrupt Practices Act, the U.K. Bribery Act 2010 or other anti-corruption laws and the Foreign Account Tax Compliance provisions of the Hiring Incentives to Restore Employment Act (which we refer to as FATCA);

•	The outcome of any existing or future investigation, review, regulatory action or litigation;

•	Unfavorable determinations related to contingencies and legal proceedings;

•	Significant changes in foreign exchange rates;

•	Changes to our financial presentation from new accounting estimates and assumptions;

•

Risks related to our clean energy investments, including intellectual property claims, utilities switching from coal to natural gas or renewable energy sources, environmental and product liability claims, environmental compliance costs and the risk of disallowance by the Internal Revenue Service (which we refer to as the IRS) of previously claimed tax credits;

•	The risk that our outstanding debt adversely affects our financial flexibility and restrictions and limitations in the agreements and instruments governing our debt;

S-vi

•	The risk we may not be able to receive dividends or other distributions from subsidiaries;

•	The risk of share ownership dilution when we issue common stock as consideration for acquisitions and for other reasons; and

•	Volatility of the price of our common stock.

Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions, including the risk factors referred to above, and are currently, or in the future could be, amplified by the COVID-19 pandemic. Our future performance and actual results may differ materially from those expressed in forward-looking statements. Accordingly, you should not place undue reliance on forward-looking statements, which speak only as of, and are based on information available to us on, the date of the applicable document. Many of the factors that will determine these results are beyond our ability to control or predict. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Forward-looking statements speak only as of the date that they are made, and we do not undertake any obligation to update any such statements or release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus supplement or to reflect new information, future or unexpected events or otherwise, except as required by applicable law or regulation.

A detailed discussion of the factors that could cause actual results to differ materially from our published expectations is contained under the heading “Risk Factors” below and in the accompanying prospectus and in our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and any reports we file with the SEC in the future, which are incorporated by reference to this prospectus supplement.

S-vii

SUMMARY

The following summary should be read together with the information contained in other parts of this prospectus supplement and the accompanying prospectus and the information incorporated by reference herein or therein. This summary highlights selected information from this prospectus supplement and the accompanying prospectus regarding the offering of the shares of common stock. You should read this prospectus supplement and the accompanying prospectus, including the documents we incorporate by reference, carefully to understand fully the terms of the offering as well as other considerations that are important to you in making a decision to invest in the shares of our common stock. You should pay special attention to the “Risk Factors” section of this prospectus supplement, and the “Risk Factors” section in our annual report on Form 10-K for the fiscal year ended December  31, 2020 to determine whether an investment in the shares of common stock is appropriate for you.

OUR COMPANY

We are engaged in providing insurance brokerage and consulting services, and third-party property/casualty claims settlement and administration services to entities in the U.S. and abroad. In the three-month period ended March 31, 2021, we generated approximately 71% of our revenues for the combined brokerage and risk management segments domestically and 29% internationally, primarily in Australia, Bermuda, Canada, the Caribbean, New Zealand and the U.K. We have three reportable segments: brokerage, risk management and corporate, which contributed approximately 74%, 12% and 14%, respectively, to revenues during the three-month period ended March 31, 2021. Our major sources of operating revenues are commissions, fees and supplemental and contingent revenues from brokerage operations and fees from risk management operations. Investment income is generated from invested cash and fiduciary funds, clean energy and other investments, and interest income from premium financing.

RECENT DEVELOPMENTS

The WTW Transaction

On May 12, 2021, we entered into a Security and Asset Purchase Agreement (the “SAPA”) to acquire certain Willis Towers Watson plc reinsurance, specialty and retail brokerage operations (the “WTW Transaction”) as part of a proposed regulatory remedy for the pending Aon plc and Willis Towers Watson plc combination. The combined operations, which include certain of Willis Re’s treaty and facultative reinsurance brokerage operations, as well as certain U.K. specialty, European and North American brokerage operations, generated $1.3 billion of estimated pro forma revenue and $357 million of estimated pro forma EBITDAC for the year ended December 31, 2020. These pro forma 2020 estimates reflect adjustments based on our estimate of revenues reported in the acquired operations’ 2020 unaudited financial information associated with business that has been lost since December 31, 2020, plus an estimate for clients that may not renew before the transaction closes and during the integration period and the departure of key brokers and other employees, which we refer to collectively as “breakage”, as well as normalization of operating expenses and additional necessary investments. In addition, specific costs have been identified as adjustments to the acquired operations’ 2020 unaudited financial information in order to better reflect our estimate of pro forma EBITDAC. Specifically, these cost adjustments include the normalization of operating expenses to reflect the extraordinary impact of the COVID-19 pandemic in 2020 and additional investments in operations attributed to the target business based on the estimated costs to provide specific services from the center.

Reinsurance Brokerage

The reinsurance brokerage operations, which include both treaty and facultative reinsurance, generated approximately $750 million of estimated pro forma revenue for the year ended December 31, 2020. The business represents over 750 insurance and reinsurance company clients, across more than 25 countries, and places over $11.5 billion of premium annually.

United Kingdom / European Brokerage

The U.K. and European brokerage operations generated approximately $500 million of estimated pro forma revenue for the year ended December 31, 2020. European retail brokerage includes certain operations in Germany, Netherlands, Spain and France, including the vast majority of French insurance broker, Gras Savoye. Specialty operations in the U.K principally include cyber, space and aerospace products.

North American Brokerage

The North American brokerage operations generated approximately $50 million of estimated pro forma revenue for the year ended December 31, 2020. This includes certain property/casualty brokerage business from predominantly middle-market and large-account clients located in select markets such as San Francisco, Houston and Bermuda, across niches such as construction and energy.

Key Transaction Terms

Under the SAPA, we will acquire the combined operations for gross consideration of $3.57 billion. Integration is expected to take approximately 3 years with total non-recurring integration costs estimated to be approximately $350 million. After giving effect to these assumptions and pro forma results discussed above, the acquired operations, would have been approximately 9% to 11% accretive to our 2020 adjusted GAAP EPS excluding earnings from clean energy investments (see table below for 2020 non-GAAP reconciliation).

The WTW Transaction is subject to European Commission, U.S. Department of Justice and other regulatory approvals, including regulatory approvals related to the pending Aon plc and Willis Towers Watson plc combination and the proposed remedy. The WTW Transaction is expected to close during the second half of 2021.

We expect to use the net proceeds of this offering, available cash and available borrowings under our Revolving Credit Facility, proceeds from one or more debt offerings, or other borrowings to fund the purchase price for the WTW Transaction. See “Use of Proceeds.”

This offering is not conditioned on the closing of the WTW Transaction, and there can be no assurance that the WTW Transaction will be completed. The shares offered hereby will remain outstanding whether or not the WTW Transaction is completed. See “Risk Factor –There can be no assurance that the WTW Transaction will be completed or that we will realize the expected benefits of the WTW Transaction.”

Non-GAAP Measures

This prospectus supplement refers to EBITDAC and adjusted EPS excluding clean energy, measures not in accordance with, or an alternative to, the GAAP information provided herein. EBITDAC is defined as earnings from continuing operations before interest, income taxes, depreciation, amortization and the change in estimated acquisition earn out payables. EBTIDAC with respect to the acquired business is prepared based on the unaudited financial and other information made available to us as well as management estimates. We believe EBITDAC provides a meaningful representation of its operating performance and improves the comparability of results between periods by eliminating the impact of certain items that have a high degree of variability. The most directly comparable GAAP measure is earnings from continuing operations.

Adjusted EPS excluding Clean Energy is defined as net earnings, excluding the earnings and cost impacts of our clean energy investments, net of applicable taxes, presented on a per share basis. The impact of our clean energy investments is excluded from EPS excluding Clean Energy because upon the sunset of Section 45 tax credits at the end of 2021, our clean energy investments will no longer impact earnings, so we believe this measure is useful to investors to provide comparability between historical and future periods.

Reconciliation of 2020 Adjusted EPS before Clean Energy Investments

	Full Year 2020
	As Filed	Remove:	AJG Consolidated, ex Clean Energy Investments	Non-GAAP Adjustments*	As Adjusted
dollars in $M	AJG Consolidated	Clean Energy Investments Related			AJG Consolidated, as adjusted, ex Clean Energy Investments
Brokerage & Risk Management Revenues	5,989	—	5,989	6	5,995
Clean energy-related revenues	863	(863)	—	—	—

Total Revenues	6,852	(863)	5,989	6	5,995

Compensation & Operating	4,336		4,336	(96)	4,240
Clean energy-related expenses	919	(919)	—		—
Interest	196		196		196
Depreciation	145	(22)	123		123
Amortization	417		417	(6)	411
Change in estimated acquisition earnout payables	(33)		(33)	(26)	(59)

Expenses	5,981	(941)	5,040	(129)	4,911

Earnings before income taxes	871	78	949	134	1,083
Provision (benefit) for income taxes	13	182	194	31	226

Net earnings	858	(103)	755	103	858
Net earnings attributable to non-controlling interests	39	(34)	6	—	6

Net earnings attributable to controlling interests	819	(70)	749	103	852

Diluted net earnings per share	$4.20	(0.36)	$3.84	0.53	$4.37

*	Please see the following table for detailed information regarding these non-GAAP adjustments.

Reconciliation of 2020 Non-GAAP Measures (Unaudited)

	Revenues before Reimbursements	Cost of Revenues from Consolidated Clean Coal Facilities	Compensation	Operating	Interest	Depreciation	Amortization	Estimated Acquisition Earnout Payables	(Loss) Before Income Taxes
Year Ended Dec 31, 2020
Brokerage, as reported	$5,167.1	$—	$2,882.5	$687.2	$—	$73.5	$411.3	$(29.7)	$1,142.3
Net gains on divestitures	5.8	—	—	—	—	—	—	—	5.8
Acquisition integration	—	—	(14.9)	(10.2)	—	—	—	—	25.1
Workforce and lease termination	—	—	(35.7)	(8.2)	—	—	—	—	43.9
Acquisition related adjustments	—	—	(19.2)	—	—	—	(6.2)	(25.6)	51.0

Brokerage, as adjusted	$5,172.9	$—	$2,812.7	$668.8	$—	$73.5	$405.1	$(55.3)	$1,268.1

Risk Management, as reported	$821.7	$—	$517.5	$162.6	$—	$49.4	$6.0	$(3.2)	$89.4
Workforce and lease termination	—	—	(7.5)	(0.4)	—	—	—	—	7.9
Acquisition related adjustments	—	—	—	—	—	—	(0.2)	(0.4)	0.6

Risk Management, as adjusted	$821.7	$—	$510.0	$162.2	$—	$49.4	$5.8	$(3.6)	$97.9

Corporate, as reported	$863.1	$882.1	$66.5	$56.7	$196.4	$22.2	$—	$—	$(360.8)
Income tax related impact	—	—	—	—	—	—	—	—	—

Corporate, as adjusted	$863.1	$882.1	$66.5	$56.7	$196.4	$22.2	$—	$—	$(360.8)

	(from above) (Loss) Before Income Taxes	(Benefit) for Income Taxes	Net Earnings (Loss)	Net Earnings (Loss) Attributable to Noncontrolling Interests	Net Earnings (Loss) Attributable to Controlling Interests	Earnings (Loss) per Share
Year Ended Dec 31, 2020
Brokerage, as reported	$1,142.3	$276.3	$866.0	$4.9	$861.1	$4.42
Net gains on divestitures	5.8	1.1	4.7	—	4.7	0.02
Acquisition integration	25.1	5.8	19.3	—	19.3	0.10
Workforce and lease termination	43.9	9.9	34.0	—	34.0	0.17
Acquisition related adjustments	51.0	11.3	39.7	—	39.7	0.20

Brokerage, as adjusted	$1,268.1	$304.4	$963.7	$4.9	$958.8	$4.91

Risk Management, as reported	$89.4	$22.5	$66.9	$—	$66.9	$0.34
Workforce and lease termination	7.9	1.9	6.0	—	6.0	0.04
Acquisition related adjustments	0.6	0.2	0.4	—	0.4	—

Risk Management, as adjusted	$97.9	$24.6	$73.3	$—	$73.3	$0.38

Corporate, as reported	$(360.8)	$(286.0)	$(74.8)	$34.4	$(109.2)	$(0.56)
Income tax related impact	—	1.1	(1.1)	—	(1.1)	(0.01)

Corporate, as adjusted	$(360.8)	$(284.9)	$(75.9)	$34.4	$(110.3)	$(0.57)

CORPORATE INFORMATION

Our principal executive offices are located at 2850 Golf Road, Rolling Meadows, Illinois 60008-4050. Our telephone number is (630) 773-3800. Our website is http://www.ajg.com. The contents of our website are not a part of this prospectus supplement or the accompanying prospectus.

THE OFFERING

The following summary contains basic information about this offering. This summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus supplement and the accompanying prospectus. For a more complete description of the shares of common stock, see “Description of Common Stock” in this prospectus supplement.

Issuer	Arthur J. Gallagher & Co., a Delaware corporation.

Common stock offered	9,000,000 shares. We have also granted the underwriters a 30-day option to purchase up to 1,350,000 additional shares.

Common stock to be outstanding immediately following this offering	204,886,980 shares (or 206,236,980 shares if the underwriters exercise their option to purchase additional shares in full) (based on shares outstanding on March 31, 2021).

Use of proceeds

We estimate that the net proceeds from the sale of the shares of our common stock will be approximately $1,247,245,000 (or approximately $1,434,631,750 if the underwriters exercise their option to purchase additional shares in full) after deducting underwriting discounts and commissions and offering expenses.

We expect to use the net proceeds of this offering to fund a portion of the cash consideration payable in connection with the WTW Transaction and, to the extent that any proceeds remain thereafter, or the WTW Transaction is not completed, for general corporate purposes including other acquisitions. In addition to the net proceeds from this offering, we expect to use available cash and available borrowings under our multicurrency credit agreement, dated June 7, 2019, as amended (the “Revolving Credit Facility”), proceeds from one or more debt offerings, or other borrowings to complete the WTW Transaction.

This offering is not conditioned on the closing of the WTW Transaction and there can be no assurance that the WTW Transaction will be completed. The shares offered hereby will remain outstanding whether or not the WTW Transaction is completed. See “Use of proceeds.”

Trading symbol for our common stock	Our common stock is listed on the New York Stock Exchange under the symbol “AJG.”

United States federal income tax considerations	For a discussion of certain United States federal income tax consequences of holding and disposing of shares of our common stock, see “Material U.S. Federal Income Tax Consequences.”

Risk factors

You should carefully consider the information set forth in the section of this prospectus supplement entitled “Risk factors” as well as the other information included in or incorporated by reference into this prospectus supplement, including the risk factors described in our Annual Report on Form 10-K, before deciding whether to invest in the shares.

Except as otherwise indicated, all information in this prospectus supplement:

•	assumes that the underwriters will not exercise their option to purchase up to 1,350,000 additional shares from the Company;

•	excludes 3,686,527 shares representing the maximum number of shares remaining for issuance pursuant to our Registration Statement on Form S-4 (File No. 333-214617) in connection with acquisitions;

•

excludes 8,438,556 shares issuable upon the exercise of options outstanding as of March 31, 2021 with a weighted average exercise price of $78.48 per share and 2,148,500 shares issuable upon time vesting of restricted stock units and performance share units outstanding as of March 31, 2021; and

•	excludes 5,890,489 shares available for purchase under our Employee Stock Purchase Plan as of March 31, 2021.

RISK FACTORS

Investing in our common stock involves risks, including the risks described below that are specific to shares of our common stock and those that could affect us and our business. You should not purchase shares of our common stock unless you understand these investment risks. Please be aware that other risks may prove to be important in the future. New risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our financial performance. Before purchasing any shares of our common stock, you should consider carefully the risks and other information in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein, including the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

Risks Relating to the Proposed WTW Transaction.

There can be no assurance that the WTW Transaction will be completed or that we will realize the expected benefits of the WTW Transaction.

The WTW Transaction is part of a proposed regulatory remedy for the pending combination of Aon plc and Willis Towers Watson plc (the “Aon Willis Transaction”) and, as such, the completion of the WTW Transaction is dependent upon the completion of the Aon Willis Transaction. The Aon Willis Transaction requires antitrust clearance in a number of jurisdictions, including Australia, the European Union, New Zealand, Singapore and the United States. We can provide no assurance that the various conditions to closing of the WTW Transaction will be satisfied, including the closing of the Aon Willis Transaction and the receipt of anti-trust, regulatory or other necessary approvals, or as to the terms on which any such approvals may be given. Our ability to complete the WTW Transaction may also be negatively impacted by general market conditions, volatility in the capital and debt markets and the other risks described herein.

Although we currently anticipate that the WTW Transaction, should it occur, will be accretive to earnings per share (on an as adjusted earnings basis for estimated reduction in revenue as a result of non-renewal of clients, departed key brokers and other employees, and expected changes in operating expenses and other items that is not pursuant to GAAP) from and after its closing, this expectation is based on assumptions about our business, the operations to be acquired and preliminary estimates, which may change materially. As a result, should the WTW Transaction occur, certain other amounts to be paid in connection with the WTW Transaction may cause dilution to our earnings per share or decrease or delay the expected accretive effect of the WTW Transaction and cause a decrease in the market price of our common stock. In addition, a change in the assumption may result in a change in future earnings, which could be material.

Moreover, if the WTW Transaction does not occur, the shares of common stock issued in connection with this offering will remain outstanding without the expected accretive effect of the WTW Transaction.

We may encounter integration challenges and the WTW Transaction may not perform as expected.

We can provide no assurance that we will be able to successfully integrate the operations acquired in the WTW Transaction or achieve expected cost savings or synergies from such integration, that the acquired operations will perform as expected, or that we will not incur unforeseen obligations or liabilities. It is possible that our experience in running the operations acquired in the WTW Transaction will require us to adjust our expectations regarding the impact of the acquisition on our operating results. In particular, the amount of revenue we expect the acquired operations to lose, due to the departure of key employees, the loss of key clients within the acquired operations, or for other reasons, is based upon estimates, assumptions and projections that may turn out to be incorrect. As a result, actual lost revenue within the acquired operations may be greater than anticipated. In addition, integration efforts are anticipated to be complex and may divert management attention and resources, which could adversely affect our operating results.

The risk of non-compliance with non-U.S. laws, regulations and policies could adversely affect our results of operations, financial condition or strategic objectives.

The WTW Transaction will introduce us into a number of new geographic markets, subjecting us to additional non-U.S. laws, regulations and policies which do not currently apply to us. These laws and regulations are complex, change frequently, have become more stringent over time, could increase our cost of doing business, and could result in conflicting legal requirements. These laws and regulations include international labor and employment laws, data privacy requirements, and local laws prohibiting corrupt payments to government officials. We will be subject to the risk that we, our employees, our agents, or our affiliated entities, or their respective officers, directors, employees and agents, may take actions determined to be in violation of any of these laws, regulations or policies, for which we might be held responsible. Actual or alleged violations could result in substantial fines, sanctions, civil or criminal penalties, debarment from government contracts, curtailment of operations in certain jurisdictions, competitive or reputational harm, litigation or regulatory action and other consequences that might adversely affect our results of operations, financial condition or strategic objectives.

Employees of the operations to be acquired in France, Germany and the Netherlands are represented by work councils that need to be informed and consulted with in relation to the potential sale of those businesses to us. In the case of France and the Netherlands, the SAPA provides that the sale of those entities will not take place until such consultation has concluded and accordingly it is possible that the completion of the acquisition of those entities will be delayed beyond the closing of the principal transaction (or, in certain very limited circumstances, that they will not be completed at all). The consideration allocated to such entities will not be paid until the transfer of shares of those entities actually takes place.

In addition to work councils in France, the Netherlands and Germany, there are also various company-level, industry-level and/or national-level, collective bargaining agreements in place in Argentina, Brazil, France, Germany, Italy, Norway, Poland, Senegal, Spain, Sweden, and Vietnam. Maintaining positive industrial relations with the works councils in France, the Netherlands, and Germany will therefore be important to avoid disruptions and continue the smooth operations in these countries, and future changes to terms and conditions or working practices of employees or any workforce rationalization may be subject to works council and/or renegotiation of company-level collective bargaining agreements in the relevant countries.

While we believe that relations with work councils and trade unions in these countries are and will continue to be satisfactory, work stoppages could occur and we may not be successful in negotiating new collective bargaining agreements. In addition, collective bargaining negotiations may (1) result in significant increases in the cost of labor, (2) divert management’s attention away from operating the business or (3) break down and result in the disruption of operations. The occurrence of any of the preceding conditions could result in increased costs and impair our ability to operate our business.

There can be no assurance that we will be able to secure the required financing in connection with the acquisition on acceptable terms, at favorable pricing, in a timely manner, or at all.

We expect to finance the WTW Transaction using a combination of cash on hand and the proceeds of equity and/or debt offerings, including this offering. The completion of the WTW Transaction is not conditioned on our ability to obtain financing. If our ability to raise funds through the capital markets is impacted for any reason, including, but not limited to, a deterioration in our financial results, poor economic conditions, or stock market volatility, we may be unable to complete equity and/or debt offerings on acceptable terms, at favorable pricing, in a timely manner, or at all. Additionally, the cost of financing the WTW Transaction could be more expensive than expected. If we are unable to obtain such financing as anticipated, we may be compelled to specifically perform our obligations to complete the WTW Transaction or could otherwise be subject to claims under the SAPA, each of which could have a material adverse effect on the Company.

We are not providing pro forma financial statements reflecting the impact of the WTW Transaction on our historical financial information or separate financial statements for the business we are acquiring.

We are not in a position at this time to include pro forma financial information reflecting the estimated pro forma impact of the WTW Transaction on our historical financial information in this prospectus supplement or to include separate financial statements for the businesses we are acquiring. As a result, investors will be required to determine whether to participate in this offering without the benefit of this financial information. The information we have presented in this prospectus supplement has been prepared based on information made available to us as well as estimates and adjustments deemed appropriate by us based on such information and has not been subject to audit or reviewed by any third party. In addition, audited or pro forma financial information we may be required to present following completion of the WTW Transaction may be prepared on a basis different from the information we have used to prepare the initial estimates regarding the impact of the WTW Transaction. As a result, the financial information with respect to the businesses we are acquiring included in our future financial statements or in any future public filings may differ materially from the information we believe to be relevant and have disclosed in connection with this offering.

We have made certain assumptions relating to the WTW Transaction which may prove to be materially inaccurate.

We have made certain assumptions relating to the WTW Transaction, which assumptions may be inaccurate, including as a result of the failure to realize the expected benefits of the WTW Transaction, higher than expected transaction and integration costs and unknown liabilities as well as general economic and business conditions that adversely affect the combined company following the WTW Transaction. These assumptions relate to numerous matters, including:

•	projections of future revenue, EBITDAC and our earnings per share, including assumptions and projections regarding revenue we expect to lose due to “breakage”;

•	projections of future expenses and expense allocation relating to the WTW Transaction and the acquired assets;

•	our ability to maintain, develop and deepen relationships with employees, including key brokers, and customers associated with the acquired assets;

•	our ability to issue equity and debt or any other financing, or to generate and maintain needed cash from operations, to complete the WTW Transaction;

•	the amount of goodwill and intangibles that will result from the WTW Transaction;

•	certain other purchase accounting adjustments that we may be required to record in our financial statements in connection with the WTW Transaction;

•	acquisition costs, including restructuring charges and transaction costs; and

•	other financial and strategic risks of the WTW Transaction.

Risks Relating to the Offering

The price of our common stock may fluctuate significantly, and this may make it difficult for you to resell shares of common stock owned by you at times or at prices you find attractive.

The trading price of our common stock may fluctuate widely as a result of a number of factors, many of which are outside our control. In addition, the stock market is subject to fluctuations in the share prices and trading volumes that affect the market prices of the shares of many companies. These broad market fluctuations have adversely affected and may continue to adversely affect the market price of our common stock. Among the factors that could affect our stock price are:

•

general economic and political conditions such as recessions, economic downturns or other factors like COVID-19 pandemic, Brexit, worsening international relations, tariffs, trade wars, political violence, terrorism, and unrest in the U.S. or around the world, or climate change and other long-term environmental, social and governance matters and global health risks;

•	quarterly variations in our operating results;

•	seasonality of our business cycle;

•	changes in the market’s expectations about our operating results;

•	our operating results failing to meet the expectation of securities analysts or investors in a particular period;

•	changes in financial estimates and recommendations by securities analysts concerning us or the financial services industry in general;

•	operating and stock price performance of other companies that investors deem comparable to us;

•	news reports relating to trends in our markets, including any expectations regarding an upcoming “hard” or “soft” market;

•	changes in laws and regulations affecting our business;

•	material announcements by us or our competitors;

•

the impact or perceived impact of developments relating to our investments, including the possible perception by securities analysts or investors that such investments divert management attention from our core operations;

•	market volatility;

•	a negative market reaction to announced acquisitions, including the WTW Transaction;

•	competitive pressures in each of our segments;

•	general conditions in the insurance industry;

•	cyber attacks or other cybersecurity incident;

•	legal proceedings;

•

regulatory requirements, including international sanctions and the U.S. Foreign Corrupt Practices Act, the UK Bribery Act 2010 or other anti-corruption laws and the Foreign Account Tax Compliance provisions of the Hiring Incentives to Restore Employment Act (which we refer to as FATCA);

•

quarter-to-quarter volatility in the earnings impact of IRC Section 45 tax credits from our clean energy investments, due to the application of accounting standards applicable to the recognition of tax credits; and

•	sales of substantial amounts of common shares by our directors, executive officers or significant stockholders or the perception that such sales could occur.

Shareholder class action lawsuits may be instituted against us following a period of volatility in our stock price. Any such litigation could result in substantial cost and a diversion of management’s attention and resources.

Our stock price may be negatively affected by fluctuations in our financial results.

The stock markets in general have recently experienced extreme volatility primarily as a result of the ongoing COVID-19 pandemic. The market price of our common stock may be subject to fluctuations due not only to general economic and stock market conditions but also to a change in sentiment in the market regarding our operations, business prospects, liquidity or this offering. Our operating results, revenues and expenses may also fluctuate as a for many other reasons, many of which are outside of our control, such as: competition; our ability to control expenses; loss of revenues; changes or consolidation in the insurance brokerage industry; the volatility of or declines in premiums or other adverse trends in the insurance industry; our investments in geographic expansion and to increase our presence in existing markets; interest rate fluctuations; successful execution of our strategic growth plans; managerial execution; employee retention; growing risks associated with international operations; foreign currency and exchange rate fluctuations; inflation; litigation; acquisitions of other companies or assets; or our investments in other corporate resources. In addition, changes in accounting policies or practices may affect our level of net income. Fluctuations in our financial results, revenues and expenses may cause the market price of our common stock to decline.

There may be future sales or other dilution of our equity, which may adversely affect the market price of our common stock.

Except as described under “Underwriting,” we are not restricted from issuing additional shares of common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. The issuance of any additional shares of common or of preferred stock or convertible securities could be substantially dilutive to holders of our common stock. Moreover, to the extent that we issue restricted stock units, stock appreciation rights, options or warrants to purchase our shares of our common stock in the future and those stock appreciation rights, options, or warrants are exercised or as the restricted stock units vest, our shareholders may experience further dilution. Holders of our common stock have no preemptive rights that entitle holders to purchase their pro rata share of any offering of shares of any class or series and, therefore, such sales or offerings could result in increased dilution to our shareholders. The market price of our common stock could decline as a result of sales of shares of our common stock made after this offering or the perception that such sales could occur.

If securities or industry press or analysts cease covering our common stock, publish negative research or reports about our business, or if they change their recommendations regarding our common stock adversely, the share price and trading volume of our common stock could decline.

The trading market for shares of our common stock may be influenced by the articles, research and reports that industry or securities analysts and press publish about us or our business. If one or more of the analysts who cover us downgrade our common stock, or if industry press publishes negative articles about our company, the share price of our common stock would likely decline. If one or more of these analysts ceased coverage of our company or failed to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our share price or trading volume to decline.

The common stock is equity and is subordinate to our existing and future indebtedness and preferred stock.

Shares of the common stock are equity interests in AJG and do not constitute indebtedness. As such, shares of the common stock will rank junior to all indebtedness and other non-equity claims on AJG with respect to assets available to satisfy claims on AJG, including in a liquidation of AJG. Additionally, our board of directors is authorized to issue series of preferred stock without any action on the part of holders of our common stock. Holders of our common stock are subject to the prior dividend and liquidation rights of any holders of our preferred stock or depositary shares representing such preferred stock then outstanding.

We have not identified any specific use of the net proceeds of this offering in the event the WTW Transaction does not close.

Consummation of the WTW Transaction is subject to a number of conditions and, if the SAPA is terminated for any reason, our board of directors and management will have broad discretion over the use of the net proceeds we receive in this offering and might not apply the net proceeds in ways that increase the trading price of our common stock. Since the primary purpose of this offering is to provide funds to pay a portion of the WTW Transaction consideration, we have not identified a specific use for the net proceeds in the event the WTW Transaction does not occur. Any funds received may be used by us for any corporate purpose, which may include the pursuit of other business combinations, expansion of our operations, share repurchases or other uses. The failure of our management to use the net proceeds from this offering effectively could have an adverse effect on our business and may have an adverse effect on our earnings per share.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $1,247,245,000.

If the underwriters exercise their option to purchase additional shares in full, the net proceeds of this offering will be approximately $1,434,631,750. “Net proceeds” is what we expect to receive after paying the underwriting discount and commissions and other estimated expenses of the offering.

We expect to use the net proceeds of this offering to fund a portion of the cash consideration payable in connection with the WTW Transaction and, to the extent that any proceeds remain thereafter, or if the WTW Transaction is not completed, for general corporate purposes including other acquisitions. In addition to the net proceeds from this offering, we expect to use available cash and available borrowings under our Revolving Credit Facility, proceeds from one or more debt offerings, or other borrowings to complete the WTW Transaction.

This offering is not conditioned on the closing of the WTW Transaction and there can be no assurance that the WTW Transaction will be completed. The shares offered hereby will remain outstanding whether or not the WTW Transaction is completed.

CAPITALIZATION

The following table sets forth our consolidated capitalization as of March 31, 2021 on an actual basis only. This table does not reflect this offering, the WTW Transaction, or any other debt or equity transaction to finance the WTW Transaction.

You should read this table in conjunction with our unaudited consolidated financial statements for the quarterly period ended March 31, 2021 and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” incorporated by reference into this prospectus supplement from our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021.

The capitalization table below is not necessarily indicative of our future capitalization or financial condition.

March 31, 2021
(In millions)
Cash:
Cash and cash equivalents	$526.3
Debt:
Revolving Credit Facility	$—
Premium Financing Debt Facility(1):
Facility B	133.8
Facility C and D	17.5
Senior Notes(2)(3)	4,373.0
Other	5.8

Total debt	4,530.1
Less current portion of long-term debt	—

Total long-term debt	4,530.1

Stockholders’ equity:
Total stockholders’ equity	6,779.5
Non-controlling interests	48.4

Total controlling interests stockholders’ equity	6,731.1

Total capitalization	$11,261.2

(1)

The terms of the Premium Financing Debt Facility include various financial covenants, including covenants that require us to maintain specified financial ratios. We were in compliance with these covenants as of March 31, 2021. The Premium Financing Debt Facility also includes customary provisions for transactions of this type, including events of default, with corresponding grace periods and cross-defaults to other agreements evidencing our indebtedness. Facilities B, C and D are secured by the premium finance receivables of the Australian and New Zealand premium finance subsidiaries.

(2)

Reflects debt outstanding pursuant to note purchase agreements, which contain customary provisions for transactions of this type, including representations and warranties regarding us and our subsidiaries and various financial covenants, including covenants that require us to maintain specified financial ratios. We were in compliance with these covenants as of March 31, 2021. The note purchase agreements also provide customary events of default, generally with corresponding grace periods, including, without limitation, payment defaults with respect to the notes, covenant defaults, cross-defaults to other agreements evidencing our or our subsidiaries’ indebtedness, certain judgments against us or our subsidiaries and events of bankruptcy involving us or our material subsidiaries. The notes issued under the note purchase agreement are our senior unsecured obligations.

(3)

Does not reflect $75 million of 2.46% notes due 2036 issued on May 5, 2021, pursuant to the Note Purchase Agreement, dated February 10, 2021, and $210 million outstanding under the Revolving Credit Facility as of April 30, 2021.

DESCRIPTION OF CAPITAL STOCK

General

The following description of our capital stock is only a summary. For more complete information, you should refer to our amended and restated certificate of incorporation, bylaws and any amendments thereto, which we have filed with the SEC. In addition, you should refer to the Delaware General Corporation Law, which also governs our structure, management and activities.

Common Stock

Under our amended and restated certificate of incorporation, our board of directors, which we refer to as our board, is authorized to issue up to 400,000,000 shares of common stock. As of March 31, 2021, there were 195,886,980 shares of common stock issued and outstanding.

No Preemptive, Redemption or Conversion Rights

Our common stock is not subject to redemption or retirement, is not subject to sinking fund provisions, does not have any conversion rights and is not subject to call. No holder of our common stock has preemptive or other rights to subscribe for additional shares of any class of our stock.

Voting Rights

Each holder of our common stock is entitled to one vote for each share of such stock standing in his or her name on the books of the Company. Holders of shares of our common stock do not have cumulative voting rights in the election of directors.

Board of Directors

Our board is not classified. Our amended and restated certificate of incorporation establishes that the number of directors shall not be less than three nor more than fifteen, with the exact number of directors to be fixed from time to time by, or in the manner provided in, our by-laws. Our by-laws provide that, within such limits, the number of directors shall be determined by resolution of our board.

No Action by Stockholder Written Consent

Our amended and restated certificate of incorporation provides that any action required or permitted to be taken by the stockholders must be taken at a duly called annual or special meeting of the stockholders, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

Power to Call Special Stockholder Meeting

Under Delaware law, a special meeting of stockholders may be called by our board or by any other person authorized to do so in our amended and restated certificate of incorporation or by-laws. Pursuant to our by-laws, special meetings of the stockholders may be called by the chairman of our board or our president. In addition, a special meeting of the stockholders shall be called by our president or secretary at the request in writing of a majority of our board.

Dividend Rights

The holders of our common stock are entitled to receive such dividends as our board may declare from time to time, provided that any and all preferred dividends on our preferred stock for the then current quarter have been set aside or paid, and all prior quarterly dividends on our preferred stock have been paid in full.

Rights upon Liquidation

Upon our liquidation, the holders of our common stock will receive ratably, in proportion to the number of shares held, all of our net assets remaining after the payment of any liquidation preference payable with respect to any preferred stock that may then be outstanding.

Preferred Stock

Under our amended and restated certificate of incorporation, our board is authorized to issue up to 1,000,000 shares of preferred stock. Our preferred stock may be issued in one or more series, and for such consideration as our board may determine. Our board is authorized to determine the voting power of each series of preferred stock, which may range from no voting power to a maximum of one vote per share. If our board does not explicitly provide the voting power of any series of our preferred stock in the resolution or resolutions providing for the issuance of such series, the holders of that series of preferred stock have no voting power with respect to any matter. Our board is also authorized to fix the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as provided for in the resolution or resolutions providing for the issuance of such shares of preferred stock.

All shares of one series of preferred stock must be of equal rank and identical in all respects. No dividend may be paid or declared on any particular series of preferred stock unless dividends are to be paid or declared pro rata on all shares of preferred stock that rank equally as to dividends with such particular series, and are outstanding at such time.

Shares of our preferred stock that are redeemed, converted, exchanged, purchased, retired or surrendered to us, or that have been issued and reacquired in any manner, shall, upon compliance with any applicable provisions of The General Corporation Law of the State of Delaware, have the status of authorized and unissued shares of preferred stock and may be reissued by our board as part of the series of which they were originally a part, or may be reclassified into and reissued as part of a new series or as part of any other series. No holder of our preferred stock has preemptive or other rights to subscribe for additional shares of any class of our stock.

As of the date of this prospectus supplement, no shares of our preferred stock are issued and outstanding.

Actions to Increase or Decrease Amount of Authorized Shares

Subject to the rights of any outstanding series of preferred stock, any amendment to our amended and restated certificate of incorporation that may increase or decrease the authorized capital stock of any class or classes may be adopted by the affirmative vote of the holders of a majority of the outstanding shares of our voting stock.

Forum Selection Clause

Under our by-laws, unless the Company selects or consents in writing to the selection of an alternative forum, the sole and exclusive forum for making certain types of claims shall be the Delaware Court of Chancery (or, if the Delaware Court of Chancery does not have jurisdiction, another state court or a federal court located within the State of Delaware). This provision applies to “internal corporate” claims, including claims in the right of the Company: (A) that are based upon a violation of a duty by a current or former director, officer, employee or stockholder in such capacity, or (B) as to which the General Corporation Law of the State of Delaware confers jurisdiction upon the Delaware Court of Chancery. In addition, under our by-laws, any current or former stockholder (including any current or former beneficial owner) that files any action the subject matter of which is within the scope of our exclusive forum provision in a court other than the Delaware Court of Chancery (or, if the Delaware Court of Chancery does not have jurisdiction, another state court or a federal court located within the State of Delaware), shall be deemed to have consented to the personal jurisdiction of the Delaware Court of Chancery (or, if the Delaware Court of Chancery does not have jurisdiction, another state court or a federal court located within the State of Delaware) in connection with any action brought in any such court to enforce the forum selection provision.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES FOR NON-U.S. HOLDERS

The following is a summary of the material U.S. federal income tax consequences applicable to non-U.S. holders (as defined below) with respect to the acquisition, ownership and disposition of shares of our common stock, but does not purport to be a complete analysis of all potential tax considerations related thereto. This summary is based on current provisions of the Internal Revenue Code of 1986, as amended, (the “Code”), final, temporary and proposed Treasury regulations promulgated thereunder, administrative rulings and judicial opinions, all of which are subject to change, possibly with retroactive effect. We have not sought any ruling from the U.S. Internal Revenue Service (the “IRS”), with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.

This summary is limited to non-U.S. holders who purchase shares of our common stock issued pursuant to this offering and who hold such shares of our common stock as capital assets within the meaning of Section 1221 of the Code. This discussion does not address all aspects of U.S. federal income taxation that may be important to a particular non-U.S. holder in light of that non-U.S. holder’s individual circumstances, nor does it address any aspects of U.S. federal estate or gift tax laws or tax considerations arising under the laws of any non-U.S., state or local jurisdiction.

This discussion also does not address tax considerations applicable to a non-U.S. holder subject to special treatment under the U.S. federal income tax laws, including, without limitation:

•	banks, insurance companies or other financial institutions;

•	partnerships or other pass-through entities;

•	tax-exempt organizations;

•	tax-qualified retirement plans;

•	dealers in securities or currencies;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	certain U.S. expatriates;

•	controlled foreign corporations;

•	passive foreign investment companies;

•	persons that own, or have owned, actually or constructively, more than 5% of our common stock; and

•	persons that will hold common stock as a position in a hedging transaction, “straddle” or “conversion transaction” for tax purposes.

Accordingly, we urge you to consult with your own tax advisors regarding the U.S. federal, state, local and non-U.S. income and other tax considerations of acquiring, holding and disposing of shares of our common stock.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of shares of our common stock, the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. Any partner in a partnership holding shares of our common stock (and such partnership) should consult their own tax advisors.

YOU ARE URGED TO CONSULT YOUR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS, AS WELL AS

ANY TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF SHARES OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Definition of Non-U.S. Holder

In general, a “non-U.S. holder” is any beneficial owner of shares of our common stock (other than a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not a U.S. person. A “U.S. person” is a beneficial owner of shares of our common stock that, for U.S. federal income tax purposes, is:

•	an individual citizen or resident of the United States;

•	a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) it has in effect a valid election under applicable Treasury regulations to be treated as a U.S. person.

Distributions on Our Common Stock

Distributions, if any, on our common stock will generally constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated first as reducing your adjusted basis in your shares of common stock, and, to the extent it exceeds such adjusted basis, as capital gain from the sale or exchange of such common stock, which will be treated as described under the section titled “—Gain on Sale or Other Taxable Disposition of Shares of Our Common Stock” below.

Dividends paid to a non-U.S. holder on shares of our common stock will generally be subject to U.S. federal withholding tax at a rate of 30%, or such lower rate as may be specified by an applicable income tax treaty. To receive the benefit of a reduced treaty rate, a non-U.S. holder must furnish to us or our paying agent a valid IRS Form W-8BEN (or other applicable form) certifying, under penalties of perjury, such non-U.S. holder’s qualification for the reduced rate.

If a non-U.S. holder holds shares of our common stock in connection with the conduct of a trade or business in the United States, and dividends paid on shares of our common stock are effectively connected with such non-U.S. holder’s U.S. trade or business (and, if required by an applicable income tax treaty, are attributable to a permanent establishment maintained by the non-U.S. holder in the United States), the non-U.S. holder will be exempt from the aforementioned U.S. federal withholding tax. To claim the exemption, the non-U.S. holder must furnish to us or our paying agent a properly executed IRS Form W-8ECI (or applicable successor form). Such effectively connected dividends will generally be subject to U.S. federal income tax on a net income basis at the same graduated U.S. federal income tax rates applicable to U.S. persons. A non-U.S. holder that is a corporation may also be subject to an additional branch profits tax equal to 30% (or such lower rate as may be specified by an applicable income tax treaty) on its effectively connected earnings and profits for the taxable year, as adjusted.

A non-U.S. holder that claims an exemption from withholding or the benefit of an applicable income tax treaty will generally be required to satisfy applicable certification and other requirements prior to the distribution date. Non-U.S. holders that do not timely provide us or our paying agent with the required certification may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Gain on Sale or Other Taxable Disposition of Shares of Our Common Stock

Subject to the discussion below regarding backup withholding and FATCA, a non-U.S. holder will not generally be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of shares of our common stock, unless:

•

the gain is effectively connected with a trade or business carried on by the non-U.S. holder in the United States and, if required by an applicable income tax treaty, the gain is attributable to a permanent establishment of the non-U.S. holder maintained in the United States;

•	the non-U.S. holder is an individual present in the United States for 183 days or more in the taxable year of disposition and certain other requirements are met; or

•

our common stock constitutes a “U.S. real property interest” by reason of our status as a “U.S. real property holding corporation,” or USRPHC, for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding your disposition of, or your holding period for, our common stock, and, in the case where shares of our common stock are regularly traded on an established securities market, you own, or are treated as owning, more than 5% of our common stock at any time during the foregoing period.

We believe we currently are not, and we do not anticipate becoming, a USRPHC for U.S. federal income tax purposes.

Gain described in the first bullet point above will be subject to U.S. federal income tax on a net income basis at the same graduated U.S. federal income tax rates applicable to U.S. persons. A non-U.S. holder that is a corporation may also be subject to an additional branch profits tax equal to 30% (or such lower rate as may be specified by an applicable income tax treaty) on its effectively connected earnings and profits for the taxable year, as adjusted. Non-U.S. holders should consult any applicable income tax treaties that may provide for different rules.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a flat 30% rate (or such lower rate as may be specified by an applicable income tax treaty), but may be offset by U.S. source capital losses realized during the same taxable year. Non-U.S. holders should consult any applicable income tax treaties that may provide for different rules.

Backup Withholding and Information Reporting

Generally, we must report annually to the IRS and to each non-U.S. holder the amount of dividends paid to, and the tax withheld with respect to, each non-U.S. holder. This information may also be made available to the tax authorities of the country in which the non-U.S. holder resides or is incorporated under the provisions of a specific treaty or agreement. Backup withholding will not generally apply to distributions to a non-U.S. holder provided the non-U.S. holder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as by providing a valid IRS Form W-8BEN, W-8BEN-E or IRS Form W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a credit against a non-U.S. holder’s U.S. federal income tax liability and may entitle such non-U.S. holder to a refund, provided the required information is timely furnished to the IRS.

Foreign Accounts Tax Compliance Act (“FATCA”)

Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% United States federal withholding tax may apply to any dividends on and the gross proceeds from a sale or other disposition of the common stock to (i) a “foreign financial institution” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner which avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial United States beneficial owners of such entity (if any). Additionally, under existing Treasury regulations, FATCA withholding on the gross proceeds from a sale or other disposition of the common stock was to take effect on January 1, 2019; however, proposed Treasury regulations, which may be relied upon by taxpayers until final Treasury regulations are published, would eliminate FATCA withholding on such types of payments. You are urged to consult your own tax advisor regarding these rules.

UNDERWRITERS

Under the terms and subject to the conditions in an underwriting agreement dated as of the date of this prospectus supplement (the “underwriting agreement”), the underwriters named below, for whom Morgan Stanley & Co. LLC is acting as representative (the “Representative”), have severally agreed to purchase, and we have agreed to sell to them, severally, the number of shares indicated below:

Name	Number of Shares
Morgan Stanley & Co. LLC	7,011,430
BofA Securities, Inc.	514,286
Deutsche Bank Securities Inc.	205,714
Keefe, Bruyette & Woods, Inc.	205,714
Truist Securities, Inc.	205,714
Wells Fargo Securities, LLC	205,714
William Blair & Company, L.L.C.	205,714
Piper Sandler & Co.	171,429
RBC Capital Markets, LLC	137,143
Dowling & Partners Securities, LLC	68,571
Raymond James & Associates, Inc.	68,571

Total	9,000,000

The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the shares of common stock offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the shares of common stock offered by this prospectus supplement if any such shares are taken. However, the underwriters are not required to take or pay for the shares covered by the underwriters’ option to purchase additional shares described below.

The underwriters propose to offer shares of common stock directly to the public at the public offering price listed on the cover page of this prospectus supplement and may offer the shares to dealers at the public offering price less a concession not to exceed $1.7040 per share. After the initial offering of the shares of common stock to the public at the initial public offering price, the underwriters may change the public offering price and concessions.

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to 1,350,000 additional shares of common stock at the public offering price listed on the cover page of this prospectus supplement, less underwriting discounts and commissions. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase shares in approximately the same proportion as shown in the table above. If any additional shares of common stock are purchased, the underwrites will offer the additional share on the same terms as those on which the shares are being offered. The following table shows the per share and total public offering price, underwriting discounts and commissions, and proceeds before expenses to us. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase up to an additional 1,350,000 shares of common stock.

		Total
	Per Share	No Exercise	Full Exercise
Public offering price	$142.0000	$1,278,000,000	$1,469,700,000
Underwriting discounts and commissions	$3.1950	$28,755,000	$33,068,250
Proceeds, before expenses, to us	$138.8050	$1,249,245,000	$1,436,631,750

The estimated offering expenses payable by us, exclusive of the underwriting discounts and commissions, are approximately $2,000,000. The underwriters have agreed to reimburse us $2,000,000 for certain of our expenses related to the offering.

Our common stock has been approved for listing on the New York Stock Exchange the trading symbol “AJG”.

We and all of our directors and officers have agreed that, without the prior written consent of the Representative on behalf of the underwriters, we and they will not, and will not publicly disclose an intention to, during the period ending 30 days after the date of this prospectus supplement (the “restricted period”):

•

offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock;

•

enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock, whether any such transaction described in this bullet or the immediately preceding bullet is to be settled by delivery of common stock or such other securities, in cash or otherwise; or

•

file any registration statement with the Securities and Exchange Commission relating to the offering of any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock.

In addition, each such person agrees that, without the prior written consent of Morgan Stanley & Co. LLC on behalf of the underwriters, such person will not, during the restricted period, make any demand for, or exercise any right with respect to, the registration of any shares of common stock or any security convertible into or exercisable or exchangeable for common stock, and also agrees to the entry of stop transfer instructions with the transfer agent and registrar of the common stock against the transfer of such person’s shares of common stock except in compliance with the restrictions described above.

The restrictions described in the immediately preceding paragraph to do not apply to:

•	the sale of shares to the underwriters;

•	the issuance by the Company of shares of common stock upon the exercise of an option or a warrant or the conversion of a security outstanding on the date of this prospectus supplement;

•

the establishment of a trading plan pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for the transfer of shares of common stock, provided that (i) such plan does not provide for the transfer of common stock during the restricted period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required or voluntarily made regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of common stock may be made under such plan during the restricted period;

•

the filing by the Company of a registration statement on Form S-8 or a successor form thereto in respect of any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock (i) issued under or granted pursuant to stock plans described in this prospectus supplement or (ii) issued under or granted pursuant to the Company’s UK Employee Share Incentive Plan;

•

the entry into an agreement providing for the issuance by the company of shares of common stock or any security convertible into or exercisable for common stock in connection with the acquisition by the Company or its subsidiaries of the securities, business, property or other assets of another person or entity or pursuant to an employee benefit plan assumed by the company in connection with such acquisition, and the issuance of any such securities pursuant to any such agreement,

•

the entry into an agreement providing for the issuance of shares of common stock or any security convertible into or exercisable for shares of common stock in connection with joint ventures, commercial relationships or other strategic transactions, and the issuance of any such securities pursuant to any such agreement, provided that in the case of any such transaction described in this bullet or the immediately preceding bullet, the aggregate number of shares of common stock or any security convertible into or exercisable for common stock shall not exceed 5% of the total number of shares of common stock issued and outstanding immediately following the completion of this offering;

•

grants of stock options, stock awards, restricted stock, or other equity awards and the issuance of common stock or securities convertible into or exercisable for common stock (whether upon the exercise of stock options, the vesting of restricted stock units, or otherwise) to employees, officers, directors, advisors, or consultants of the company (i) pursuant to the terms of a plan in effect on the date of this prospectus supplement and described in this prospectus supplement or (ii) pursuant to any new plan that becomes effective after the date hereof for the purpose of granting retention, incentive, replacement or inducement awards, provided that the Company shall cause each newly appointed director or executive officer that is a recipient of such securities to enter into a lock-up Agreement substantially in the form executed in connection with this offering covering the remainder of the Restricted Period;

•

transactions relating to shares of common stock or other securities acquired in open market transactions after the initial offering of the shares of common stock, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of common stock or other securities acquired in such open market transactions;

•

transfers of shares of common stock or any security convertible into common stock as a bona fide gift, distributions of shares of common stock or any security convertible into common stock to limited partners general partners, managers, directors, officers, employees, members, stockholders or trust beneficiaries of such persons, transfers or dispositions of shares of common stock or any security convertible into or exercisable or exchangeable for common stock by will or other testamentary document or by intestacy, transfers or dispositions of shares of common stock or any security convertible into or exercisable or exchangeable for common stock to any trust for the direct or indirect benefit of such persons or the immediate family of such persons in a transaction not involving a disposition for value (for purposes of this letter agreement, “immediate family” shall mean any relationship by blood, marriage, domestic partnership or adoption no more remote than first cousin, and shall include any former spouse), transfers of shares of common stock or any security convertible into or exercisable or exchangeable for common stock that occur by operation of law pursuant to a qualified domestic order or in connection with a divorce settlement (provided that in the case of any transfer or distribution described in this bullet, (i) each donee or distributee shall sign and deliver a lock up agreement substantially in the form executed in connection with this offering and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of common stock, shall be required or shall be voluntarily made during the Restricted Period); or

•

the exercise of options to purchase shares of common stock granted under a stock incentive plan or stock purchase plan described in this prospectus supplement and outstanding as of the date of the prospectus supplement or the exercise of warrants to purchase shares of common stock (or any security convertible into or exercisable or exchangeable for common stock) described in this prospectus supplement and outstanding as of the date of this prospectus supplement, provided that the underlying common stock continues to be subject to the restrictions set forth in the lock-up agreement and, provided further that any public filing or public announcement under Section 16(a) of the Exchange Act required or voluntarily made during the restricted period in connection with the exercise of such stock option or warrant shall clearly indicate in the footnotes thereto or comments section thereof that the filing relates to the exercise of a stock option or warrant, as the case may be, that no shares of common stock were sold by the reporting person and that the shares of common stock received upon exercise of the stock option or warrant are subject to a lock-up agreement with the underwriters of this offering.

The Representative, in its sole discretion, may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time with or without notice.

In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of our common stock in the open market for the purpose of preventing or retarding a decline in the market price of the common stock while this offering is in progress. These stabilizing transactions may include making short sales of our common stock, which involves the sale by the underwriters of a greater number of shares of common stock than they are required to purchase in this offering, and purchasing shares of common stock on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ option to purchase additional shares referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their option to purchase additional shares, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriters may purchase shares through the option to purchase additional shares. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase shares in the open market to cover the position.

The underwriters have advised us that, pursuant to Regulation M of the Securities Act, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the common stock, including the imposition of penalty bids. This means that if the Representative purchases common stock in the open market in stabilizing transactions or to cover short sales, the Representative can require the underwriters that sold those shares as part of this offering to repay the underwriting discount received by it.

These activities may have the effect of raising or maintaining the market price of the common stock or preventing or retarding a decline in the market price of the common stock, and, as a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on the New York Stock Exchange, in the over-the-counter market or otherwise.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of these liabilities.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities.

Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for us or our affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments, including serving as counterparties to certain derivative and hedging arrangements, and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers, and such investment and securities activities may involve our securities or instruments. Such investment and securities activities may have involved, and in the future may involve, our securities and instruments. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates may hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

Selling Restrictions

Canada

The shares of common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contain a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory.

The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

This prospectus supplement and the accompanying prospectus is not a prospectus for the purposes of the Prospectus Regulation (as defined below). This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the shares of common stock in any Member State of the European Economic Area (the “EEA”) will only be made to a legal entity which is a qualified investor under the Prospectus Regulation (“Qualified Investors”). Accordingly any person making or intending to make an offer in that Member State of shares of common stock which are the subject of the offering contemplated in prospectus supplement and the accompanying prospectus may only do so with respect to Qualified Investors. Neither us nor the underwriters have authorized, nor do they authorize, the making of any offer of shares of common stock other than to Qualified Investors. The expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

United Kingdom

In the UK, the shares of common stock may not be offered other than by an underwriter that:

•

has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the shares of common stock in circumstances in which Section 21(1) of the FSMA is complied with or does not apply; and

•	has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares of common stock in, from or otherwise involving the UK.

Switzerland

This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the shares of common stock. The shares of common stock may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the shares of common stock to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to shares of common stock constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material related to shares of common stock may be publicly distributed or otherwise made publicly available in Switzerland.

Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this supplement. The shares of common stock to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares of common stock offered should conduct their own due diligence on the shares of common stock. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

In relation to its use in the DIFC, this document is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.

Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”) or any other governmental agency, in relation to this offering. This prospectus supplement and the accompanying prospectus do not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and do not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares of common stock may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares of common stock without disclosure to investors under Chapter 6D of the Corporations Act.

The shares of common stock applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares of common stock must observe such Australian on-sale restrictions.

This prospectus supplement and the accompanying prospectus contain general information only and do not take account of the investment objectives, financial situation or particular needs of any particular person. They do not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement and the accompanying prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Hong Kong

The shares of common stock may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the shares of common stock may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares of common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Japan

The shares of common stock have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”) and each underwriter has agreed that it will not offer or sell any of the shares of common stock, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to, or for the account or benefit of, others for re-offering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and governmental guidelines of Japan.

Singapore

This prospectus supplement and the accompanying prospectus have not been and will not be registered as a prospectus under the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”) by the Monetary Authority of Singapore, and the offer of the shares of common stock in Singapore is made primarily pursuant to the exemptions under Sections 274 and 275 of the SFA. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares of common stock may not be circulated or distributed, nor may the shares of common stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor as defined in Section 4A of the SFA (an “Institutional Investor”) pursuant to Section 274 of the SFA, (ii) to an accredited investor as defined in Section 4A of the SFA (an “Accredited Investor”) or other relevant person as defined in Section 275(2) of the SFA (a “Relevant Person”) and pursuant to Section 275(1) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable exemption or provision of the SFA.

It is a condition of the offer that where the shares of common stock are subscribed for or acquired pursuant to an offer made in reliance on Section 275 of the SFA by a Relevant Person which is:

(a)

a corporation (which is not an Accredited Investor), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or

(b)

a trust (where the trustee is not an Accredited Investor), the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an Accredited Investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation and the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within 6 months after that corporation or that trust has subscribed for or acquired the shares of common stock except:

(1)

to an Institutional Investor, an Accredited Investor, a Relevant Person, or which arises from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(i)(B) of the SFA (in the case of that trust);

(2)	where no consideration is or will be given for the transfer; (3) where the transfer is by operation of law;

(4)	as specified in Section 276(7) of the SFA; or

(5)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA, the Company has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the shares of common stock are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and “Excluded

Investment Products” (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Taiwan

The shares of common stock have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan, the Republic of China (“Taiwan”) and/or other regulatory authority of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which could constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that require a registration, filing or approval of the Financial Supervisory Commission of Taiwan and/or other regulatory authority of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, distribute or otherwise intermediate the shares of common stock in Taiwan through a public offering or in any offering that requires registration, filing or approval of the Financial Supervisory Commission of Taiwan except pursuant to the applicable laws and regulations of Taiwan and the competent authority’s rulings thereunder.

United Arab Emirates

The shares of common stock have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus supplement and the accompanying prospectus do not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and are not intended to be a public offer. This prospectus supplement and the accompanying prospectus have not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority

VALIDITY OF THE COMMON STOCK

The validity of the common stock offered hereby will be passed upon for us by Gibson, Dunn & Crutcher LLP, New York, New York. Certain legal matters will be passed upon for the underwriters by Cleary Gottlieb Steen & Hamilton LLP, New York, New York.

EXPERTS

The consolidated financial statements and related financial statement schedule of Arthur J. Gallagher & Co. appearing in Arthur J. Gallagher & Co.’s Annual Report (Form 10-K) for the year ended December 31, 2020, and the effectiveness of Arthur J. Gallagher & Co.’s internal control over financial reporting as of December 31, 2020 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the informational requirements of the Exchange Act and, in accordance with these requirements, we file annual, quarterly and current reports, proxy statements and other information relating to our business, financial condition and other matters with the SEC. We are required to disclose in such reports certain information, as of particular dates, concerning our operating results and financial condition, officers and directors, principal holders of securities, any material interests of such persons in transactions with us and other matters.

Our filings are available to the public through the website maintained by the SEC at http://www.sec.gov. Our filings are also available on our investor relations website at https://investor.ajg.com. You are encouraged to read the materials that we file with the SEC, which disclose important information about us. This information includes any filing we have made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. The information on our website or any other website is not incorporated by reference in this prospectus supplement or the accompanying prospectus and should not be considered part of this prospectus supplement or the accompanying prospectus or any other filing we make with the SEC.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information to you by referring you to another document that we filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus, except for any information superseded by information contained directly in this prospectus supplement and the accompanying prospectus. These documents contain important information about us and our financial condition, business and results.

We are incorporating by reference our filings listed below and any additional documents that we may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date we file this prospectus supplement and before the termination of the offering of the securities made under this prospectus supplement; except we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K or corresponding information furnished under

Item 9.01 of Form 8-K (or included as an exhibit) in any past or future current report on Form 8-K that we may file with the SEC, unless specifically noted below:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on February 8, 2021;

•

The portions of our proxy statement for our 2021 annual meeting of stockholders filed with the SEC on March 19, 2021 that are incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2020;

•	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, filed with the SEC on April 30, 2021;

•	Our Current Report on Form 8-K filed on May 12, 2021 (Item 1.01 only); and

•

The description of our common stock contained in our Registration Statement on Form 8-A (registration no. 0-13480), filed with the SEC on November 2, 1987, as updated by the description of our common stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and all amendments or reports filed for the purpose of updating such descriptions.

Information in this prospectus supplement supersedes related information in the documents listed above and information in subsequently filed documents supersedes related information in both this prospectus supplement and the incorporated documents.

You may request orally or in writing, and we will provide you with, a copy of these filings, at no cost, by calling us at (630) 773-3800 or by writing to us at the following address:

General Counsel

Arthur J. Gallagher & Co.

2850 Golf Road

Rolling Meadows, Illinois 60008-4050

These filings and reports can also be found on our investor relations website, located at https://investor.ajg.com. Additionally, you may obtain copies of any of these through the SEC’s website at http://www.sec.gov. The information on our website or any other website is not incorporated by reference in this prospectus supplement or the accompanying prospectus and should not be considered part of this prospectus supplement or the accompanying prospectus or any other filing we make with the SEC.

PROSPECTUS

DEBT SECURITIES

GUARANTEES

COMMON STOCK

PREFERRED STOCK

WARRANTS

DEPOSITARY SHARES

PURCHASE CONTRACTS

UNITS

We may from time to time offer to sell our debt securities, guarantees of debt securities, common stock or preferred stock, either separately or represented by warrants, depositary shares or purchase contracts, as well as units that include any of these securities or securities of other entities. The debt securities may consist of debentures, notes or other types of debt. We may also use this prospectus from time to time to register these securities that may be offered and sold by selling securityholders.

Each time we sell securities pursuant to this prospectus, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell these securities without a prospectus supplement describing the method and terms of the offering. You should carefully read this prospectus and any accompanying prospectus supplement, together with the information we incorporate by reference, before you make your investment decision.

We may sell these securities on a continuous or delayed basis directly, through agents or underwriters designated from time to time or through a combination of these methods. For additional information on the method of sale, you should refer to the section of this prospectus entitled “Plan of Distribution” on page 10. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of these securities. If any agents, dealers or underwriters are involved in the sale of these securities, the applicable prospectus supplement will set forth the names and any applicable commissions or discounts.

Our common stock is traded on the New York Stock Exchange under the symbol “AJG.”

Investing in these securities involves risks. You should carefully read and consider the risks referenced under “Risk Factors” beginning on page 3 of this prospectus for a discussion of the factors you should carefully consider, as well as the other information contained in or incorporated by reference in this prospectus or in any accompanying prospectus supplement, in determining whether to invest in these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 8, 2021.

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ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC. Under the shelf registration process, we may from time to time, offer and sell the securities described in this prospectus or use this prospectus to register securities that may be offered and sold by selling securityholders from time to time. This prospectus provides a general description of the securities that we may offer and sell and that may be offered and sold by selling securityholders. Each time we offer and sell these securities, we will provide a prospectus supplement containing specific information about the terms of the securities being offered and the manner in which it may be offered. We may add, update or change the information contained in this prospectus by means of one or more prospectus supplements. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. Before investing in our securities, both this prospectus and any prospectus supplement, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference,” should be carefully reviewed.

This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. We will provide, without charge, a copy of any or all of the documents incorporated by reference in this prospectus upon written or oral request. Direct any such requests to: General Counsel, Arthur J. Gallagher & Co., 2850 Golf Road, Rolling Meadows, Illinois 60008-4050 (telephone number (630) 773-3800).

You should rely only on information contained in or incorporated by reference in this prospectus. We have not authorized anyone to give you any information or make any representation that is different from, or in addition to, that contained in this prospectus or in any of the materials that we have incorporated by reference into this document. If anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this prospectus (including the information contained in any document incorporated by reference in this prospectus) speaks only as of the date of each such document, unless the information specifically indicates that another date applies.

ARTHUR J. GALLAGHER & CO.

We are engaged in providing insurance brokerage and consulting services, and third-party property/casualty claims settlement and administration services to entities in the U.S. and abroad.

We generate approximately 68% of our revenues for the combined brokerage and risk management segments in the United States, with the remaining 32% generated internationally, primarily in the United Kingdom, Australia, Canada, New Zealand and Bermuda. We have three reportable segments: brokerage, risk management and corporate, which contributed approximately 74%, 14% and 12%, respectively, to our 2020 revenues. Our major sources of operating revenues are commissions, fees and supplemental and contingent revenues from brokerage operations, and fees, including performance-based fees, from our risk management operations. The corporate segment generates revenues from our clean energy investments.

For more information about our business, please refer to the “Business” section in our most recent Annual Report on Form 10-K filed with the SEC and incorporated by reference in this prospectus and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our most recent Annual Report on Form 10-K and all subsequent Quarterly Reports on Form 10-Q filed with the SEC and incorporated by reference in this prospectus.

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Shares of our common stock are traded on the New York Stock Exchange under the symbol “AJG”. We were reincorporated as a Delaware corporation in 1972. Our executive offices are located at 2850 Golf Road, Rolling Meadows, Illinois 60008-4050, and our telephone number is (630) 773-3800.

Unless the context otherwise requires, the terms “we,” “our,” “Gallagher”, and “us” refer to Arthur J. Gallagher & Co. and/or its subsidiaries, as appropriate. The term “you” refers to a prospective investor.

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RISK FACTORS

Investing in our securities involves risks. Before making an investment decision, you should carefully consider the specific risks set forth under the caption “Risk Factors” in the applicable prospectus supplement as well as under the caption “Risk Factors” in our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934, as amended (the “Exchange Act”), which are incorporated by reference into this prospectus, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2020. Our business is influenced by many factors that are difficult to predict and beyond our control and that involve uncertainties that may materially affect our results of operations, financial condition or cash flows, or the value of our securities. If any one or more of the risks set forth in the applicable prospectus supplement or documents incorporated by reference into this prospectus actually occur, our business, financial condition or results of operations would likely suffer. In addition, the trading price of our securities could decline, and you may lose all or part of your investment.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, the accompanying prospectus supplement and the documents they incorporate by reference, contain certain statements related to future results, or state our intentions, beliefs and expectations or predictions for the future, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to expectations or forecasts of future events. Such statements use words such as “anticipate,” “believe,” “estimate,” “expect,” “contemplate,” “forecast,” “project,” “intend,” “plan,” “potential,” and other similar terms, and future or conditional tense verbs like “could,” “may,” “might,” “see,” “should,” “will” and “would.” You can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. For example, we may use forward-looking statements when addressing topics such as: market and industry conditions, including competitive and pricing trends; acquisition strategy including the expected size of our acquisition program; the expected impact of acquisitions and dispositions; the development and performance of our services and products; changes in the composition or level of our revenues or earnings; our cost structure and the size and outcome of cost-saving or restructuring initiatives; future capital expenditures; future debt levels and anticipated actions to be taken in connection with maturing debt; future debt to earnings ratios; the outcome of contingencies; dividend policy; pension obligations; cash flow and liquidity; capital structure and financial losses; future actions by regulators; the outcome of existing regulatory actions, investigations, reviews or litigation; the impact of changes in accounting rules; financial markets; interest rates; foreign exchange rates; matters relating to our operations; income taxes, expectations regarding our investments, including our clean energy investments; human capital management, including diversity and inclusion initiatives; environmental, social and governance matters, including climate-resilience products and services and carbon emissions; and integrating recent acquisitions. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from either historical or anticipated results depending on a variety of factors.

Potential factors that could impact results include:

•	The ongoing COVID-19 pandemic, including its effect on the economy, our employees, our clients, the regulatory environment and our operations;

•

The current or a future economic downturn or unstable economic conditions, whatever the cause, including the effects of the COVID-19 pandemic, or other factors like Brexit, worsening international relations, tariffs, trade wars, political violence and unrest in the U.S. or around the world, or climate change and other long-term environmental, social and governance matters and global health risks;

•	Volatility or declines in premiums or other adverse trends in the insurance industry;

•	Competitive pressures, including as a result of innovation, in each of our businesses;

•

Risks that could negatively affect the success of our acquisition strategy, including the impact of current economic uncertainty on our ability to source, review and price acquisitions, continuing consolidation in our industry and growing interest in acquiring insurance brokers on the part of private equity firms and newly public insurance brokers, which could make it more difficult to identify targets and could make them more expensive, the risk that we may not receive timely regulatory approval of desired transactions, execution risks, integration risks, poor cultural fit, the risk of post-acquisition deterioration leading to intangible asset impairment charges, and the risk we could incur or assume unanticipated liabilities such as cybersecurity issues or those relating to violations of anti-corruption and sanctions laws;

•	Failure to successfully and cost-effectively integrate recently acquired businesses and their operations or fully realize synergies from such acquisitions in the expected time frame;

•

Cyber attacks or other cybersecurity incidents including the ransomware incident referred to in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 under “Update on Ransomware Incident”; improper disclosure of confidential, personal or proprietary data; and changes to laws and regulations governing cybersecurity and data privacy;

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•

Risks arising from changes in U.S. or foreign tax laws, including the current U.S. president’s administration’s potential reversal of all or part of the U.S. Tax Cuts and Jobs Act 2017 (which we refer to as the TCJA) and related regulations;

•	Uncertainty from the expected discontinuance of LIBOR;

•	Our failure to attract and retain experienced and qualified talent, including our senior management team, and the risk of our CEO or another senior executive contracting COVID-19;

•

Risks arising from our international operations, including the risks posed by political and economic uncertainty in certain countries (such as the risks posed by Brexit), risks related to maintaining regulatory and legal compliance across multiple jurisdictions (such as those relating to violations of anti-corruption, sanctions and privacy laws), rising global tensions and protectionism, and risks arising from the complexity of managing businesses across different time zones, languages, geographies, cultures and legal regimes that conflict with one another at times;

•

Risks particular to our risk management segment, including reduced economic activity due to COVID-19 further reducing claim activity, any slowing of the trend toward outsourcing claims administration, and the concentration of large amounts of revenue with certain clients;

•

Risks particular to our benefit consulting operations, including reduced economic activity due to COVID-19 further reducing fee revenue from special projects and risks to the business posed by potential changes to health legislation under the current U.S. president’s administration;

•	The higher level of variability inherent in contingent and supplemental revenues versus standard commission revenues, particularly in light of the changed revenue recognition accounting standard;

•	Sustained increases in the cost of employee benefits;

•	A disaster or other significant disruption to business continuity, including natural disasters and political violence and unrest in the U.S. or elsewhere around the world;

•	Damage to our reputation including as a result of environmental, social and governance matters;

•	Climate risks, including the risk of a systemic economic crisis and disruptions to our business caused by the transition to a low-carbon economy;

•

Our failure to apply technology effectively in driving value for our clients through technology-based solutions, or failure to gain internal efficiencies and effective internal controls through the application of technology and related tools;

•

Our failure to comply with regulatory requirements, including those related to governance and control requirements in particular jurisdictions, international sanctions, or a change in regulations or enforcement policies that adversely affects our operations (for example, relating to insurance broker compensation methods);

•

Violations or alleged violations of the U.S. Foreign Corrupt Practices Act, the U.K. Bribery Act 2010 or other anti-corruption laws and the Foreign Account Tax Compliance provisions of the Hiring Incentives to Restore Employment Act (which we refer to as FATCA);

•	The outcome of any existing or future investigation, review, regulatory action or litigation;

•	Unfavorable determinations related to contingencies and legal proceedings;

•	Significant changes in foreign exchange rates;

•	Changes to our financial presentation from new accounting estimates and assumptions;

•

Risks related to our clean energy investments, including intellectual property claims, utilities switching from coal to natural gas or renewable energy sources, environmental and product liability claims, environmental compliance costs and the risk of disallowance by the Internal Revenue Service (which we refer to as the IRS) of previously claimed tax credits;

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•	The risk that our outstanding debt adversely affects our financial flexibility and restrictions and limitations in the agreements and instruments governing our debt;

•	The risk we may not be able to receive dividends or other distributions from subsidiaries;

•	The risk of share ownership dilution when we issue common stock as consideration for acquisitions and for other reasons; and

•	Volatility of the price of our common stock.

Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions, including the risk factors referred to above, and are currently, or in the future could be, amplified by the COVID-19 pandemic. Our future performance and actual results may differ materially from those expressed in forward-looking statements. Accordingly, you should not place undue reliance on forward-looking statements, which speak only as of, and are based on information available to us on, the date of the applicable document. Many of the factors that will determine these results are beyond our ability to control or predict. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Forward-looking statements speak only as of the date that they are made, and we do not undertake any obligation to update any such statements or release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect new information, future or unexpected events or otherwise, except as required by applicable law or regulation.

A detailed discussion of the factors that could cause actual results to differ materially from our published expectations is contained under the heading “Risk Factors” in our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and any reports we file with the SEC in the future, which are incorporated by reference into this prospectus.

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USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, the net proceeds from the sale of the securities to which this prospectus relates will be used for general corporate purposes. Net proceeds may be temporarily invested prior to use. We will not receive any proceeds from the sale of securities offered for sale in connection with this prospectus by selling securityholders. The selling securityholders will receive all of the net proceeds from those sales.

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SELLING SECURITYHOLDERS

Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act, which are incorporated by reference herein.

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DESCRIPTION OF SECURITIES

We will set forth in the applicable prospectus supplement a description of the debt securities, guarantees, common stock, preferred stock, warrants, depositary shares, purchase contracts, or units that may be offered under this prospectus.

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PLAN OF DISTRIBUTION

We, or any selling securityholders, may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, or a combination thereof, on a continuous or delayed basis. We will provide the specific plan of distribution for any securities to be offered in the applicable prospectus supplement.

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LEGAL MATTERS

Gibson, Dunn & Crutcher LLP will pass upon the validity of the securities being offered by this prospectus. Any underwriters, dealers or agents will be represented by their own legal counsel.

EXPERTS

The consolidated financial statements and related financial statement schedule of Arthur J. Gallagher & Co. appearing in Arthur J. Gallagher & Co.’s Annual Report (Form 10-K) for the year ended December 31, 2020, and the effectiveness of Arthur J. Gallagher & Co.’s internal control over financial reporting as of December 31, 2020 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may access and read our SEC filings, including the complete registration statement of which this prospectus is a part and all of the exhibits to it, through commercial document retrieval services, which are available to the public, and also on the SEC’s website located at http://www.sec.gov. This site contains reports and other information that we file electronically with the SEC.

We have filed a registration statement, of which this prospectus is a part, and related exhibits with the SEC under the Securities Act. This prospectus, filed as part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us and our securities, we refer you to the registration statement and its exhibits and schedules.

Statements in this prospectus about the contents of any contract, agreement or other documents are not necessarily complete and, in each instance, we refer you to the copy of such contract, agreement or document filed as an exhibit to the registration statement, with each such statement being qualified in all respects by reference to the document to which it refers.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE THAT ARE NOT PRESENTED IN OR DELIVERED WITH THIS PROSPECTUS. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS AND IN THE DOCUMENTS THAT WE HAVE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM OR IN ADDITION TO THE INFORMATION CONTAINED IN THIS PROSPECTUS AND INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.

We incorporate information into this prospectus by reference, which means that we can disclose important information to you by referring you to those documents, which have been separately filed with the SEC. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We are incorporating by reference our filings listed below and any additional documents that we may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before the termination of the offering of the securities made under this prospectus; except we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K or corresponding information furnished under Item 9.01 of Form 8-K (or included as an exhibit) in any past or future current report on Form 8-K that we may file with the SEC, unless specifically noted below:

•

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on February 8, 2021 (including the portions of our proxy statement for our 2021 annual meeting of stockholders incorporated by reference therein);

•

The portions of our proxy statement for our 2020 annual meeting of stockholders filed with the SEC on March 23, 2020 that are incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2019; and

•

The description of our common stock contained in our Registration Statement on Form 8-A (registration no. 0-13480), filed with the SEC on November  2, 1987, as updated by the description of our common stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and all amendments or reports filed for the purpose of updating such descriptions.

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Information in this prospectus supersedes related information in the documents listed above and information in subsequently filed documents supersedes related information in both this prospectus and the incorporated documents.

You may request orally or in writing, and we will provide you with, a copy of these filings, at no cost, by calling us at (630) 773-3800 or by writing to us at the following address:

General Counsel

Arthur J. Gallagher & Co.

2850 Golf Road

Rolling Meadows, Illinois 60008-4050

These filings and reports can also be found on our investor relations website, located at https://investor.ajg.com. Additionally, you may obtain copies of any of these through the SEC’s website: http://www.sec.gov.

The information contained on our website does not constitute a part of this prospectus.

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9,000,000 shares

Arthur J. Gallagher & Co.

Common Stock

Prospectus Supplement

May 12, 2021

Sole Book-Running Manager

Morgan Stanley

Co-Managers

BofA Securities

Deutsche Bank Securities

Keefe, Bruyette Woods,

A Stifel Company

Truist Securities

Wells Fargo Securities

William Blair

Piper Sandler

RBC Capital Markets

Dowling & Partners Securities, LLC

Raymond James